PRESS RELEASE
FOR IMMEDIATE RELEASE
PRG-Schultz Announces Second Quarter 2007 Financial Results
ATLANTA, August 1, 2007 — PRG-Schultz International, Inc. (Nasdaq: PRGX), the world’s largest recovery audit firm, today announced its unaudited financial results for the second quarter and six months ended June 30, 2007.
Highlights of Financial Results
•	Net earnings for the 2007 second quarter were $18.6 million or $2.02 per basic and diluted share, compared to a net loss of $3.6 million, or $(0.62) per basic and diluted share for the same period in 2006. The second quarter 2007 net earnings included a gain on the sale of the Company’s Meridian business unit of approximately $19.5 million, earnings from discontinued operations of $0.2 million and a $2.7 million charge for stock-based compensation. The second quarter 2006 net loss included a charge of $0.4 million for stock-based compensation and an operational restructuring charge of $1.6 million.

•	Adjusted EBITDA for the 2007 second quarter was $8.2 million compared to $5.5 million of adjusted EBITDA for the same period in 2006. The 2007 second quarter adjusted EBITDA is earnings (loss) from continuing operations before interest, taxes, depreciation and amortization (EBITDA) excluding the $2.7 million charge for stock-based compensation. Adjusted EBITDA also does not include the $19.5 million gain on the sale of the Meridian business and the earnings from discontinued operations of $0.2 million. The comparable adjusted EBITDA amount for the second quarter of 2006 excludes from EBITDA for such period the charge of $0.4 million related to stock-based compensation and an operational restructuring charge of $1.6 million. (Schedule 3 attached to this press release provides a reconciliation of net earnings (loss) to each of EBITDA and adjusted EBITDA).

•	Consolidated revenue for the second quarter of 2007 was $53.3 million, a decrease of 3.3% compared to $55.1 million for the same period in 2006. Cost of Revenue and SG&A expenses combined were $49.4 million for the 2007 second quarter, down 6.3% compared to the same period in 2006.

•	Net earnings for the first six months of 2007 were $20.1 million or $2.26 per basic and diluted share, which included the gain on the sale of the Meridian business of $19.5 million, earnings from discontinued operations of $0.3 million, and $5.4 million of stock-based compensation expense. This compares to a net loss of $13.9 million, or $(2.27) per basic and diluted share for the same period in 2006, which included earnings from discontinued operations of $1.2 million, a $10.1 million non-cash charge related to the Company’s financial restructuring, a charge of $0.7 million related to stock-based compensation, and $2.0 million of restructuring charges.

•	Adjusted EBITDA for the six months ended June 30, 2007 was $19.1 million compared to $10.4 million of adjusted EBITDA for the same period in 2006. The 2007 adjusted EBITDA excludes the $19.5 million gain on the sale of the Meridian business, earnings from discontinued operations of $0.3 million, and the $5.4 million stock-based compensation charge. The comparable adjusted EBITDA amount for the first six months of 2006 excludes the earnings from discontinued operations of $1.2 million, the non-cash charge of $10.1 million related to the Company’s financial restructuring, a charge of $0.7 million related to stock-based compensation, and an operational restructuring charge of $2.0 million.

•	Consolidated revenue in the first six months of 2007 was $110.3 million compared to $110.9 million for the same period in 2006. Cost of Revenue and SG&A expenses combined were $100.3 million for the first six months of 2007, down 5.9% compared to the same period in 2006.
Liquidity
At June 30, 2007 the Company had cash and cash equivalents of $29.6 million and had no borrowings against its revolving credit facility. Total principal amount of debt outstanding at quarter-end was $108.9 million, a reduction of $21.4 million compared to the debt outstanding at the beginning of the quarter. The reduction in debt during the quarter was the result of the Company’s paying off the remaining $15.4 million balance on its term loan and the conversion of $5.9 million principal amount of outstanding Senior Convertible Notes Due 2011 into approximately 903,000 shares of common stock.
Debt outstanding at the end of the second quarter included $51.5 million in principal amount of 11.0% Senior Notes Due 2011, $56.1 million in principal amount of 10.0% Senior Convertible Notes Due 2011, and $1.3 million of capital lease obligations. In addition, the Company had 9.0% Series A preferred stock outstanding at quarter-end with an aggregate liquidation preference of $8.3 million, which is mandatorily redeemable in 2011. The aggregate liquidation preference on the Series A preferred stock decreased by $0.6 million during the quarter, the net result of an increase of $0.2 million from the accretion of unpaid dividends and the conversion of Series A preferred shares representing $0.8 million in liquidation preference into approximately 296,000 shares of common stock.
“We continued our forward momentum during the second quarter, registering our sixth successive quarter of year-over-year increase in adjusted EBITDA,” said James B. McCurry, chairman, president and chief executive officer. “During the quarter we reduced our total debt outstanding while increasing our cash on hand, and we sharpened our strategic focus by successfully divesting our Meridian business unit. We also made significant progress in our initiative to pioneer recovery audit in Medicare, with proceeds from our contract to audit Medicare spending in California making an important contribution to our revenue for the quarter.”

Second Quarter Earnings Call
As previously announced, management will hold a conference call at 8:30 AM (EDT) tomorrow to discuss its 2007 second quarter and first half financial results. Please use the following Internet link to pre-register and view important information about this conference call. Pre-registering is not required but is recommended as it will provide registered listeners with immediate entry into the call and will facilitate the timely start of the conference. Pre-registration only takes a few minutes and may be done at anytime, including up to and after the call start time. To pre-register, please click PRGX Q2 2007 Conference Call Pre-Registration or go to https://www.theconferencingservice.com/prereg/key.process?key=PP6FGWMW4.
As an alternative to Internet pre-registration, listeners in the U.S. and Canada may be placed into the call by an operator, by dialing +1 888-713-4209 at least 5 minutes prior to the start of the conference. Listeners outside the U.S. and Canada should dial 617-213-4863. To be admitted to the call, listeners should use passcode 57935336. A replay of the call will be available one hour after the conclusion of the live call, extending through August 31, 2007. To directly access the replay, dial +1 888-286-8010 (U.S. and Canada) or 617-801-6888 (outside the U.S. and Canada). The passcode for the replay is 31282757.
This teleconference will also be audiocast on the Internet at www.prgx.com (click on “(NASDAQ: PRGX)” under “Investor Relations”) or click PRGX Investor Relations. A replay of the audiocast will be available at the same location beginning one hour after the conclusion of the live audiocast, extending through August 31, 2007. Please note that the Internet audiocast is “listen-only.” Microsoft Windows Media Player is required to access the live audiocast and the replay and can be downloaded from http://www.microsoft.com/windows/windowsmedia/download
About PRG-Schultz International, Inc.
Headquartered in Atlanta, PRG-Schultz International, Inc. is the world’s leading recovery audit firm, providing clients throughout the world with insightful value to optimize and expertly manage their business transactions. Using proprietary software and expert audit methodologies, PRG industry specialists review client purchases and payment information to identify and recover overpayments.
Non-GAAP Financial Measures
EBITDA and adjusted EBITDA are both “non-GAAP financial measures” presented as supplemental measures of our performance. They are not presented in accordance with accounting principles generally accepted in the United States, or GAAP. Management uses these measures in evaluating the Company’s financial performance and believes that providing investors with this information provides greater transparency and insight into management’s assessment and analysis of that performance. Additionally, rating agencies and a number of lenders, including the Company’s secured lenders, use measures similar to EBITDA and adjusted EBITDA to assess the Company’s performance. However, EBITDA and adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under GAAP. In evaluating EBITDA and adjusted EBITDA, you should be aware that, as described above, the adjustments may vary from period to period and in the future we will incur expenses such as those used in calculating these measures. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items. Schedule 3 provides a reconciliation of net earnings (loss) to each of EBITDA and adjusted EBITDA.
Forward Looking Statements
In addition to historical information, this press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include both implied and express statements regarding the Company’s financial condition and liquidity, the existence and continuation of the Company’s forward momentum, the sharpening of the Company’s strategic focus, and the Company’s significant progress in its initiative to pioneer recovery audit in Medicare. Such forward looking statements are not guarantees of future performance and are subject to risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company to differ materially from the historical results or from any results expressed or implied by such forward-looking statements. Risks that could affect the Company’s future performance include the Company’s ability to retain personnel, Medicare audit revenues that do not meet expectations or justify costs incurred, the Company’s ability to replace the declining revenues from its core accounts payable services, changes in the market for the Company’s services, client bankruptcies, loss of major clients, and other risks generally applicable to the Company’s business. For a discussion of other risk factors that may impact the Company’s business and the success of its restructuring plan, please see the Company’s filings with the Securities and Exchange Commission, including its Form 10-K filed on March 23, 2007. The Company disclaims any obligation or duty to update or modify these forward-looking statements.
Contact: PRG-Schultz International, Inc.
Peter Limeri
770-779-6464

SCHEDULE 1
PRG-Schultz International, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Amounts in thousands, except per share data)
(Unaudited)

	THREE MONTHS		SIX MONTHS
	ENDED JUNE 30,		ENDED JUNE 30,
	2007	2006	2007	2006
Revenues	$53,315	$55,141	$110,345	$110,856
Cost of revenues	34,872	39,943	72,113	79,723

Gross margin	18,443	15,198	38,232	31,133

Selling, general and administrative expenses	14,486	12,737	28,168	26,803
Operational restructuring expenses	—	1,580	—	1,988

Operating income	3,957	881	10,064	2,342

Interest expense, net	4,749	4,292	8,890	6,859
Loss on financial restructuring	—	—	—	10,129

Earnings (loss) from continuing operations before income taxes and discontinued operations	(792)	(3,411)	1,174	(14,646)

Income taxes	344	190	875	454

Earnings (loss) from continuing operations before discontinued operations	(1,136)	(3,601)	299	(15,100)

Discontinued operations:
Operating income, net of taxes	227	196	315	916
Gain (loss) on disposal	19,460	(240)	19,460	245

Earnings (loss) from discontinued operations, net of taxes	19,687	(44)	19,775	1,161

Net earnings (loss)	$18,551	$(3,645)	$20,074	$(13,939)

Basic and diluted earnings (loss) per common share:
Earnings (loss) from continuing operations	$(0.15)	$(0.61)	$0.00	$(2.45)
Earnings (loss) from discontinued operations	2.17	(0.01)	2.26	0.18

Net earnings (loss)	$2.02	$(0.62)	$2.26	$(2.27)

Weighted average common shares outstanding:
Basic	9,093	6,388	8,733	6,300

Diluted	9,093	6,388	8,733	6,300

     Certain reclassifications have been made to the 2006 amounts to conform to the presentation in 2007.
     These reclassifications include the presentation of the Meridian reporting segment as discontinued operations.

SCHEDULE 2
PRG-Schultz International, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Amounts in thousands)
(Unaudited)

	June 30,	December 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$29,582	$30,228
Restricted cash	175	139
Receivables:
Contract receivables	36,399	39,703
Employee advances and miscellaneous receivables	370	2,534

Total receivables	36,769	42,237

Prepaid expenses and other current assets	3,105	2,092
Current assets of discontinued operations	2,031	52,320

Total current assets	71,662	127,016

Property and equipment	7,533	8,810
Goodwill	4,600	4,600
Intangible assets	22,369	23,062
Other assets	8,269	11,058
Noncurrent assets of discontinued operations	—	4,121

Total assets	$114,433	$178,667

LIABILITIES AND SHAREHOLDERS’ EQUITY (DEFICIT)

Current liabilities:
Current portions of debt obligations	$581	$750
Accounts payable and accrued expenses	19,149	17,959
Accrued payroll and related expenses	25,572	37,224
Refund liabilities and deferred revenue	10,567	10,657
Current liabilities of discontinued operations	—	55,208

Total current liabilities	55,869	121,798

Senior notes	44,464	43,796
Senior convertible notes	60,491	68,030
Other debt obligations	719	25,096
Noncurrent compensation obligations	8,824	5,859
Other long-term liabilities	7,136	7,372

Total liabilities	177,503	271,951

Mandatorily redeemable participating preferred stock	8,254	11,199

Shareholders’ equity (deficit):
Common stock	105	84
Additional paid-in capital	525,939	513,920
Accumulated deficit	(552,074)	(571,818)
Accumulated other comprehensive income	3,416	2,041
Treasury stock at cost	(48,710)	(48,710)

Total shareholders’ equity (deficit)	(71,324)	(104,483)

Total liabilities and shareholders’ equity (deficit)	$114,433	$178,667

2006 balances have been reclassified to present the assets and liabilities of the Meridian reporting segment as those of discontinued operations. Meridian was sold in May 2007.

SCHEDULE 3
PRG-Schultz International, Inc. and Subsidiaries
Reconciliation of Net Earnings (Loss) to EBITDA and Adjusted EBITDA
(Amounts in thousands)
(Unaudited)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2007	2006	2007	2006
Reconciliation of net earnings (loss) to EBITDA and to Adjusted EBITDA:

Net earnings (loss)	$18,551	$(3,645)	$20,074	$(13,939)

Adjust for:
Earnings (loss) from discontinued operations	19,687	(44)	19,775	1,161

Earnings (loss) from continuing operations	(1,136)	(3,601)	299	(15,100)

Adjust for:
Income taxes	344	190	875	454
Interest	4,749	4,292	8,890	6,859
Loss on financial restructuring	—	—	—	10,129
Depreciation and amortization	1,553	2,672	3,564	5,339

EBITDA	5,510	3,553	13,628	7,681

Operational restructuring expenses	—	1,580	—	1,988
Stock-based compensation	2,695	367	5,429	734

Adjusted EBITDA	$8,205	$5,500	$19,057	$10,403

EBITDA and adjusted EBITDA are both “non-GAAP financial measures” presented as supplemental measures of our performance. They are not presented in accordance with accounting principles generally accepted in the United States, or GAAP. Management uses these measures in evaluating the Company’s financial performance and believes that providing investors with this information provides greater transparency and insight into management’s assessment and analysis of that performance. Additionally, rating agencies and a number of lenders, including the Company’s secured lenders, use measures similar to EBITDA and adjusted EBITDA to assess the Company’s performance. However, EBITDA and adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of our results as reported under GAAP. In evaluating EBITDA and adjusted EBITDA, you should be aware that, as described above, the adjustments may vary from period to period and in the future we will incur expenses such as those used in calculating these measures. Our presentation of these measures should not be construed as an inference that our future results will be unaffected by unusual or nonrecurring items.

SCHEDULE 4
PRG-Schultz International, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Amounts in thousands)
(Unaudited)

	Three Months		Six Months
	Ended June 30,		Ended June 30,
	2007	2006	2007	2006
Cash flows from operating activities:

Net earnings (loss)	$18,551	$(3,645)	$20,074	$(13,939)
Earnings (loss) from discontinued operations	19,687	(44)	19,775	1,161

Earnings (loss) from continuing operations	(1,136)	(3,601)	299	(15,100)
Adjustments to reconcile earnings (loss) from continuing operations to net cash provided by (used in) operations:
Loss on financial restructuring	—	—	—	10,129
Depreciation and amortization	1,553	2,672	3,564	5,339
Stock-based compensation expense	2,695	367	5,429	734
Amortization of debt discounts and deferred costs	1,511	333	2,003	578
(Increase) decrease in receivables	750	(510)	6,939	11,753
Increase (decrease) in accounts payable, accrued payroll and other accrued expenses	4,676	149	(10,639)	(8,073)
Other, primarily changes in assets and liabilities	(1,621)	(50)	(1,158)	982

Net cash provided by (used in) operating activities	8,428	(640)	6,437	6,342

Cash flows from investing activities — purchases of property and equipment, net of disposals	(781)	(156)	(1,139)	(408)

Net cash provided by (used in) financing activities	(15,586)	—	(25,369)	(831)

Cash flows from discontinued operations	19,152	(218)	19,069	723

Effect of exchange rates on cash and cash equivalents	168	970	356	1,030

Net increase (decrease) in cash and cash equivalents	11,381	(44)	(646)	6,856

Cash and cash equivalents at beginning of period	18,201	15,261	30,228	8,361

Cash and cash equivalents at end of period	$29,582	$15,217	$29,582	$15,217